EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors

Global Links Corp.

     I  hereby  consent  to  the  incorporation  by  reference  in this Form S-8
Registration Statement of my report dated April 14, 2004, relating to the consolidated financial statements of Global Links Corp. for the year ended December 31, 2003 appearing in Global Links Corp.'s Form 10-KSB and to my inclusion as a named expert. My report included an explanatory paragraph indicating that the company may be unable to continue in existence.



April 20, 2004


/s/  William E. Costello
------------------------------
William E. Costello, CPA
Encino, California